As filed with the Securities and Exchange Commission on September 13, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KEYSTONE AUTOMOTIVE INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

California	95-2920557
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

700 East Bonita Avenue Pomona, California	91767
(Address of principal executive offices)	(Zip Code)

1996 EMPLOYEE STOCK INCENTIVE PLAN
(Full title of the plan)

JAMES C. LOCKWOOD
Vice President

Keystone Automotive Industries, Inc.
700 East Bonita Avenue
Pomona, California 91767
(Name and address of agent for service)

(909) 624-8041
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock	500,000	$14.72	$7,360,000	$ 678

(1)
This Registration Statement covers, in addition to the number of shares of Common Stock stated above, such indeterminate number of shares of Common Stock as may be issued upon exercise of options and the grant of certain other awards under the 1996 Employee Stock Incentive Plan as a result of the adjustment provisions thereof.

(2)
Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457 based upon the last sale price of the Common Stock as reported on the Nasdaq National Market System on September 9, 2002.

PART I

Information Required in the Section 10(a) Prospectus

This Registration Statement is being filed pursuant to General Instruction E to Form S-8. The contents of Registration Statements No.s 333-24047, 333-57799 and 333-44416 pertaining to Keystone Automotive Industries, Inc.’s (the “Registrant”) 1996 Employee Stock Incentive Plan, as amended, are incorporated herein by reference.

PART II

Information Required in the Registration Statement

The Registrant hereby files this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to register 500,000 shares (the “Shares”) of the Registrant’s Common Stock for issuance pursuant to the Registrant’s 1996 Employee Stock Incentive Plan (the “Plan”), and such indeterminate number of shares as may become available under the Plan as a result of the adjustment provisions thereof, pursuant to General Instruction E to Form S-8. The Shares are in addition to 2,200,000 shares of the Registrant’s Common Stock registered on Registration Statements on Form S-8 filed with and declared effective by the Securities and Exchange Commission. The Plan covers an aggregate of 2,700,000 shares of Registrant’s Common Stock.

Item 8.    Exhibits.

Exhibit Number	Description

5.1	Opinion of James C. Lockwood, Esq.

23.2	Consent of Ernst & Young LLP, Independent Auditors

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pomona, State of California, on September 12, 2002.

KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

By:	/s/ Charles J. Hogarty
Charles J. Hogarty, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles J. Hogarty Charles J. Hogarty	President, Chief Executive Officer and Director (Principal Executive Officer)	September 12, 2002

/s/ John M. Palumbo John M. Palumbo	Vice President, Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)	September 12, 2002

/s/ Ronald G. Brown Ronald G. Brown	Director	September 12, 2002

Timothy C. McQuay	Director	September __, 2002

/s/ Al A. Ronco Al A. Ronco	Director	September 12, 2002

/s/ George E. Seebart George E. Seebart	Director	September 10, 2002

/s/ Ronald G. Foster Ronald G. Foster	Director	September 12, 2002

/s/ Keith M. Thompson Keith M. Thompson	Director	September 11, 2002